Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K for the period ending December 31, 2014, of EP Energy Corporation (the “Company”) as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Brent J. Smolik, Chairman, President and Chief Executive Officer, certify (i) that the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and (ii) that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Brent J. Smolik
Brent J. Smolik
Chairman, President and
Chief Executive Officer
EP Energy Corporation

Date:	February 20, 2015

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.